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                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2002 relating to the financial statements and financial statement schedule, which appears in FairMarket, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.

         /s/ PricewaterhouseCoopers LLP
         Boston, Massachusetts
         July 31, 2002